 ADMENDED AND RESTATED PROGRAM MANAGEMENT AGREEMENT

THIS AGREEMENT, made effective as of the 1st day of January, 2009, by and between American Safety Insurance Services, Inc., a Georgia corporation (hereinafter referred to as the "Program Manager"), having its principal office in Atlanta, Georgia, and American Safety Casualty Insurance Company, an Oklahoma corporation hereinafter referred to as the “Company”), having its principal office in Atlanta, Georgia.

WITNESSETH:

WHEREAS, the Program Manager and the Company have entered into a Program Management Agreement dated April 2, 1993 and amended April 2, 1997 and June 1, 2000;

WHEREAS, the Program Manager and the Company desire to amend and restate the Program Management Agreement in its entirety;

WHEREAS, the Program Manager and the Company agree that this amended and restated Program Management Agreement will replace all previous contracts and agreements, whether oral or written;

NOW THEREFORE, in consideration of their respective promises and covenants hereinafter contained, the Program Manager and the Company agree as follows:

A.	Program Management Authority Granted

The Program Manager is authorized to solicit and accept applications for insurance and/or reinsurance and to bind, execute and administer the contracts of insurance and/or reinsurance on behalf of the Company, subject to the program administration rules and procedures of the Company as they may be prescribed and communicated in writing from time to time by the Company to the Program Manager. The Program Manager shall not be held responsible or liable for any losses or errors or omissions arising out of insurance or reinsurance binders, contracts or certificates issued or bound in accordance with such rules and procedures of the Company.

If the Company fails to deliver to the Program Manager written program administration rules and procedures sufficient for the Program Manager to carry out its duties under this Agreement, the Program Manager may take its own prudent actions, consistent with the Company’s prior instructions to the Program Manager, in administering the affairs of the Company, and the Program Manager shall not he held liable for any losses, errors or omissions arising out of such prudent actions,

B.	Duties of the Program Manager

The Program Manager shall provide the following services:

1.	Business Development Services, including:
(a)	solicitation of applications of insurance and/or reinsurance, in accordance with the rules and procedures of the Company and in compliance with all applicable state insurance laws and regulations;
(b)	development and implementation, in cooperation with the Company, of appropriate sales promotional materials and activities, including brochures and advertising; and
(c)	participation in trade association conventions and presentation of speeches to appropriate audiences.
2.	Program Administration Services, including:
(a)	acceptance and processing of applications for insurance and/or reinsurance;
(b)	issuance in the name of the Company, and countersigning where required, of insurance or reinsurance binders, contracts and certificates;
(c)

billing and collection (exclusive of legal actions) of all premiums due to the Company on insurance or reinsurance binders, contracts and certificates and payment of such premiums, due to other parties by the Company;

(d)	Payment of producing agent commissions to licensed insurance agents and brokers;
(e)	issuance in the name of the Company of notices of cancellation of insurance or reinsurance binders, contracts and certificates; and

all in accordance with the written program administration rules and procedures of the Company and the terms of this Agreement.

AU premiums received by the Program Manager on behalf of the Company net of fees, commissions or other deductions authorized hereunder, shall be remitted to the Company along with a written statement summarizing such premiums and deductions within thirty days of the end of each month.

In addition, the Program Manger shall provide to the Company monthly reports summarizing its activities on behalf of the Company under this Agreement

3.	Underwriting Related Services, including:
(a)	reviewing with the Company the risk profiles of all entities applying for insurance or reinsurance coverage;
(b)	advising the Company regarding acceptability of risks and appropriate terms and conditions under which coverage shall be offered;
(c)	reviewing with the Company all insureds on an annual basis and recommending to the Company appropriate renewal terms and conditions of coverages for each insured; and
(d)	advising the Company regarding its policy forms, terms, conditions of coverage and premium rates and assisting in the implementation of same.
4.	Claims Administration Services, including:
(a)	receiving first reports of all claims and transmitting such reports to the persons and organizations designated by the Company to manage and adjust claims on behalf of the Company.
5.	Consulting Services, including:
(a)

advising on a periodic basis regarding insurance or reinsurance industry customs and practices and conveying results or summaries of insurance or coinsurance surveys, research and computations, as may be requested by the Company;

(b)	periodically evaluating and reporting on the potential utilization of the Company for additional lines of insurance;
(c)	periodically evaluating and reporting on the possible uses of other reinsurance arrangements by the Company; and
(d)	assisting in the preparation for and attending the meetings of the Company’s shareholders, directors, officers and committees.
6.	The Program Manager will provide reinsurance services and premium audit services.
7.

The Program Manager will not provide any claims adjusting, accounting, financial, legal services, or investment advice under this Agreement and the Company shall have sole responsibility for obtaining these services and advice at its own expense as it deems advisable. However, the Program Manager shall timely advise the Company of the need for the foregoing services, and the Program Manager shall monitor the status and results of such services.

8.

Other than as expressly authorized hereunder, the Program Manager shall have no power to enter into any contract, including any insurance or reinsurance contract, on behalf of the Company unless specifically authorized by the Company to do so.

C.	Duties of the Company

The Company shall:

1.	pay to the Program Manager the compensation set forth in Exhibit A;
2.	comply with any reasonable request for instructions which the Program Manager may make in order for the Program Manager to perform its duties efficiently under this Agreement;
3.	deliver to the Program Manager the written rules and procedures specified in Sections A, BL (a), and B2 of this Agreement, subject to the provisions of Section A herein above;
4.	provide or arrange to provide the services specified in this Agreement as being provided by entities other than Program Manager.
D.	Termination
1.

The Company may, at its option, terminate this Agreement without liability in the event the Program Manager shall fail or refuse to perform an obligation imposed upon it under the terms of this Agreement or shall, through negligence, willful misconduct or breach of duty, do any act or thing in connection with the performance of its duties under this Agreement that results in loss or liability to the Company. To such event, the Company shall furnish written notice of default to the Program Manager, specifying in such notice the default giving rise to the right to terminate, and, upon the failure or refusal of the Program Manager to cure such default or reimburse the Company for such loss on or before 45 days after such notice, this Agreement shall terminate. This provision shall in no way limit the remedies of the non-defaulting party to seek any and all appropriate legal or equitable relief.

2.

The Program Manager may, at its option, terminate this Agreement without liability in the event the Company shall fail or refuse to perform a material obligation imposed on it under the terms of this Agreement or shall, through negligence, willful misconduct or breach of duty, do any act or thing on connection with the performance of its duties under this

Agreement that results in loss to or liability of the Program Manager. In such event, the Program Manager shall furnish written notice of default to the Company, specifying in such notice the breach giving rise to the right to terminate, and, upon the failure or refusal or the Company to cure such default or reimburse the Program Manager for such loss on or before 45 days after such notice, this Agreement shall terminate. This provision shall in no way limit the remedies of the non-defaulting party to seek any and all appropriate legal or equitable relief.

3.

Either party may, at its option, terminate this Agreement at any time without liability if the other party becomes insolvent or bankrupt or admits, in writing, its inability to pay its debts as they become due or makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee or receiver for the major part of its property or if bankruptcy, reorganization, rearrangement, insolvency or liquidation proceedings or other proceedings for relief under any law of debtors are instituted by or against such other party, and if so instituted, are consented to or not contested within 60 days after the commencement of such proceedings,

4.

Termination of this Agreement shall not relieve any party hereto of its liability for the performance of obligations imposed upon such party during the effective period of this Agreement if such obligations have not been performed or completed at the time of termination.

E.	Term
1.

The initial term (initial Term) of this Agreement shall be from January 1, 2009, through December 31, 2009. This Agreement shall continue thereafter for successive period(s) of one year each, as hereinafter provided, unless terminated under the provisions of Section D hereof or Section E.2 below.

2.

Anything herein to the contrary notwithstanding, this Agreement in its entirety shall continue in full force and effect for a one-year period after the termination of the Initial Term hereof, and for successive one-year periods thereafter, unless either party shall give written notice to the other on or before 90 days prior to the end of the Initial Term, or 90 days prior to the end of the then current renewal term, that it elects to terminate this Agreement.

3.

If neither party exercises its right to terminate under Section D or Section E.2 above, the compensation payable to the Program Manager for successive one-year periods beyond the Initial Term shall he subject to renegotiation and mutual agreement by the parties prior to the first day of each successive one-year period. In the event the parties are unable to agree as to such compensation, the compensation then in effect will continue during the following term.

F.	Books and Records

The Program Manager shall prepare, keep and maintain, for the duration of this Agreement and for such period thereafter as the parties shall agree, all books, records, reports, and statistics produced by it in rendering services to the Company under this Agreement. The Company shall retain the right of access to all such books, records, reports and statistics at such times during the term of this Agreement, and any renewals thereof, as reasonably requested, and after the termination of this Agreement, as the parties shall determine. All books, records, reports, statistics, data, computer programs, and information pertaining to the business and affairs of the Company is confidential information, and the ownership thereof shall at all times be and remain in the Company. The Program Manager shall not disclose any data or information developed or acquired by it in the performance of its duties hereunder or the contents of any books, records, reports or other material pertaining to the business and affairs of the Company to any person not a party to this Agreement other than American Safety Insurance Holdings, Ltd. and its subsidiaries and affiliates without the prior written consent of the Company, unless such disclosure is in the ordinary course of the Company’s business (e.g., financial information to insurance, corporate or securities regulators and prospects).

G.	General
1.

The Company shall indemnify the Program Manager for all claims, suits, judgments and damages arising out of the Program Manager’s good faith efforts to implement the policies and procedures of the Company, provided, however, such indemnification shall not arise as a result of any action or failure to act by the Program Manager through its negligence, willful misconduct or breach of duty in connection with the performance of its duties under this Agreement.

2.

The Program Manager shall not be held responsible or liable for any losses or errors or omissions arising out of insurance or reinsurance contracts, binders or certificates issued in accordance with the rules and procedures of the Company as communicated to the Program Manager from time to time in writing by the Company, except as a result of any action or failure to act by the Program Manager through its negligence, willful misconduct or breach of duty in connection with the performance of its duties under this Agreement.

3.

The Program Manager agrees to indemnify the Company, or any officer or director thereof, for all losses, claims, suits, judgments, damages, liabilities or expenses incurred by the Company, or such officer or director, as a result of the Program Manager’s failure or refusal to perform any obligation imposed by it under the terms of this Agreement or as a result of any action or failure to act by the Program Manager through its negligence, willful misconduct or breath of duty in connection with the performance of its duties under this Agreement.

4.

In performing the services pursuant to this Agreement, the Program Manager shall be acting as an independent contractor and shall not be deemed to be an agent or employee of the Company for any purposes.

5.

It is expressly understood that all premiums collected by the Program Manager are trust funds and that such premiums shall be held for the Company by the Program Manager in accordance with applicable provisions of Georgia law and if applicable, the laws of other states, until delivered to the Company in accordance with rules and procedures from time to time agreed to by the Company and the Program Manager. The Program Manager shall not be held liable by the Company for any premiums which it is unable to collect, after reasonable effort to do so under this Agreement, on any binders, contracts or certificates of insurance or reinsurance issued by the Program Manager in accordance with the rules and procedures of the Company.

6.

This Agreement may not be assigned in whole or in part by either party hereto without the prior written consent of the other party; provided, however, that the Program Manager may fulfill its obligations under this Agreement by assigning responsibilities to affiliated or commonly controlled entities or by subcontracting for various services with third parties to the extent the Program Manager deems advisable and prudent upon prior written approval of the Company, which approval shall not be unreasonably withheld.

7.

This Agreement constitutes the entire agreement between the Program Manager and the Company, and it cannot be altered or amended except in writing, signed by an authorized representative of each of the parties.

8.	This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.
9.	This Agreement is binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns.
I.	Notice

Any notice or communication required or permitted to be given between the parties hereto pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by first-class or certified mail, postage prepaid or by any other reasonable method of delivery. Notices shall be addressed as follows:

To the Program Manager:

American Safety Insurance Services, Inc.

100 Galleria Parkway SE, STE. 700

Atlanta, GA 30339

Attention: Joe Scollo

To the Company:

American Safety Casualty Insurance Company

100 Galleria Parkway SE, STE. 700

Atlanta, GA 30339

Attention: William Tepe

IN WITNESS WHEREOF, the parties have executed this Agreement.

Program Manager

American Safety Insurance Services, Inc.

By:

Title:

Date:

Company

American Safety Casualty Insurance Company

By:

Title:

Date: